UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 24, 2022

(Date of earliest event reported)

DEFINITIVE HEALTHCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-40815	86-3988281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Cochituate Rd

Framingham, MA 01701

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (508) 720-4224

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	DH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 24, 2022, Definitive Healthcare Corp. (NASDAQ:DH) (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). At the close of business on March 25, 2022, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 97,563,683 shares of Class A common stock and 55,050,824 shares of Class B common stock of the Company issued and outstanding. At the Annual Meeting, the stockholders (i) elected three Class I directors to serve a three-year term expiring at the annual meeting in 2025, or until their successors have been duly elected and qualified; and (ii) ratified the selection of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2022.

The final results are as follows:

Director Election Proposal	For	Withhold	Broker Non-Votes
Jason Krantz	141,797,381.40	4,463,609.55	310,487
Chris Mitchell	134,688,485.40	11,572,505.55	310,487
Lauren Young	132,610,123.40	13,650,867.55	310,487

Auditor Ratification Proposal	For	Against	Abstain
Ratification of Deloitte & Touche LLP as independent auditor for fiscal year 2022	146,570,449.91	700.03	328

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEFINITIVE HEALTHCARE CORP.

May 26, 2022	By:	/s/ David Samuels
David Samuels
Chief Legal Officer